UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2015

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01.	Other Events.

The Board of Directors of Triumph Bancorp, Inc. (“Triumph”) has set May 7, 2015 as the date of its 2015 annual meeting of stockholders. The record date for the meeting is March 6, 2015.

The 2015 annual meeting is Triumph’s first annual meeting as a public company. Triumph has set 5:00 p.m., Eastern Time, on March 25, 2015 as the deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in Triumph’s proxy materials for the 2015 annual meeting, which Triumph considers to be a reasonable time before it begins to print and send its proxy materials for the 2015 annual meeting. Stockholders should deliver proposals to the Secretary’s attention at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251. Any such proposals must satisfy the requirements set forth in Rule 14a-8.

Triumph has also set the close of business on March 25, 2015 as the deadline for receipt of any stockholder proposals, including nominations of candidates for election as directors, for consideration at the 2015 annual meeting that are submitted pursuant to the advance notice provisions of Triumph’s Second Amended and Restated Bylaws. Any such proposals must satisfy the requirements set forth in Triumph’s Second Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: March 11, 2015	By:	/s/ Adam D. Nelson
Name: Adam D. Nelson Title: Senior Vice President & General Counsel